Exhibit 99.1

May 11, 2016

Liberty Broadband Corporation to Present at MoffettNathanson Media & Communications Summit

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Broadband Corporation (Nasdaq: LBRDA, LBRDK) announced that Greg Maffei,  President and CEO of Liberty Broadband Corporation,  will be presenting at the MoffettNathanson Media & Communications Summit on Wednesday, May 18th at 3:00 p.m., E.D.T. at Le Parker Meridien in New York, NY.  During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Broadband Corporation website at http://ir.libertybroadband.com/events-presentations to register for the webcast. An archive of the webcast will also be available on this website for one year after appropriate filings have been made with the SEC.

About Liberty Broadband Corporation

Liberty Broadband Corporation (Nasdaq:  LBRDA, LBRDK) is comprised of, among other things, its interest in Charter Communications, its subsidiary TruePosition and a minority equity investment in Time Warner Cable.

Liberty Broadband Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Broadband Corporation